Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2025 (except for the effects of the reverse stock-split described in Note 1, as to which the date is December 12, 2025), relating to the financial statements appearing in the Registration Statement on Form S-1 of Heritage Distilling Holding Company, Inc. (File No. 333-289870).

/s/ Marcum llp

Costa Mesa, CA
December 19, 2025